UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2017

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	001-34789	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	333-202799-01	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company

Hudson Pacific Properties, Inc.  ☐

Hudson Pacific Properties, L.P.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.  ☐

Hudson Pacific Properties, L.P.  ☐

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), of which the Company serves as the sole general partner. Unless otherwise indicated or unless the context requires otherwise, references to “we” and “our” refer to the Company, the Operating Partnership and any other subsidiaries thereof.

Item 8.01. Other Events.

Recent Developments

On September 14, 2017, we entered into an agreement with certain affiliates of The Blackstone Group L.P., or Blackstone, pursuant to which we agreed to sell our 100% interest in Hudson MC Partners, LLC, which holds a 65% interest in the joint venture that owns the Pinnacle I and Pinnacle II properties for a purchase price of $350.0 million. In connection with the sale, Blackstone has agreed to assume the current outstanding loan obligations of $129.0 million for Pinnacle I and $87.0 million for Pinnacle II. The Company expects to receive proceeds of approximately $87.1 million (before closing costs, prorations and adjustments) from the disposition of its indirect 65% interest in the Pinnacle I and Pinnacle II properties.

Pinnacle I is located at 3400 West Olive Avenue in Burbank, California, totals 393,777 square feet and was 97% leased as of June 30, 2017. Pinnacle II is located at 3300 West Olive Avenue in Burbank California, totals 230,000 square feet and was 100% leased as of June 30, 2017.

The disposition of our indirect 65% interest in Pinnacle I and Pinnacle II is expected to close in the fourth quarter of 2017, subject to customary closing conditions. There can be no assurance that the disposition will close within the expected time frame or at all.

Portfolio Update

The table below presents our top ten office tenants as of June 30, 2017.

Tenant	Number of Leases	Number of Properties	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	2	2	305,729	2.2%	$19,751,784	3.9%
Netflix, Inc.(3)	1	1	325,757	2.3	17,800,735	3.5
Riot Games, Inc.(4)	2	2	286,629	2.1	16,025,899	3.1
Cisco Systems, Inc.(5)	2	2	474,576	3.4	15,946,113	3.1
Uber Technologies, Inc.(6)	1	1	309,811	2.2	14,996,608	2.9
Qualcomm	2	1	376,817	2.7	13,276,016	2.6
Salesforce.com(7)	2	1	261,250	1.9	12,831,577	2.5
Square, Inc.	1	1	338,910	2.4	11,422,513	2.2
Stanford(8)	4	3	151,249	1.1	10,582,418	2.1
Warner Bros. Entertainment	1	1	230,000	1.7	9,281,389	1.8

TOTAL	18	15	3,060,728	19.8%	$141,915,052	27.7%

(1)	Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(2)	Google, Inc. is expected to take possession of an additional 166,460 square feet at our Rincon Center property during the fourth quarter of 2017 with an annualized base rent of $12,484,500. Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.
(3)	Netflix, Inc. is expected to take possession of an additional 52,626 square feet at CUE during the third quarter of 2018 and 39,327 square feet at CUE during the second quarter of 2019.
(4)	Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze expiring on November 30, 2017 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.
(5)	Cisco Systems, Inc. expirations by property and square footage: (i) 471,580 square feet at Campus Center expiring on December 31, 2017 and (ii) 2,996 square feet at Concourse expiring March 31, 2018. This tenant elected to exercise their early termination right at Campus Center with respect to 471,850 square feet effective December 31, 2017.

(6)	Uber is expected to take possession of an additional 15,209 square feet at our 1455 Market Street property during the second quarter of 2018.
(7)	Salesforce.com is expected to take possession of an additional 4,144 square feet during the third quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.
(8)	Stanford expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

The table below presents our office portfolio tenant industry diversification as of June 30, 2017.

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Technology	4,811,067	39.8%
Media & Entertainment	1,866,521	17.3
Business Services	957,883	7.5
Financial Services	939,126	7.2
Legal	735,859	8.5
Other	624,447	4.7
Retail	579,246	3.5
Insurance	352,501	2.8
Government	301,905	2.4
Healthcare	197,649	2.1
Real Estate	197,461	1.6
Educational	168,489	1.8
Advertising	123,602	0.8

TOTAL	11,855,756	100.0%

(1)	Does not include signed leases not commenced.

We have experienced significant internal growth in our office portfolio over the last eight quarters through strong leasing activity. The table below sets forth the percentage of rentable square feet leased and leasing spreads in our office portfolio as of and for the periods indicated. Leasing spreads are calculated by dividing initial straight-line rents on new and renewal leases by straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

	Three Months Ended
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Percentage leased (as of period end)	88.8%	89.5%	90.1%	90.7%	91.1%	90.7%	91.2%	91.2%	90.8%
Leasing spreads	48.5%	62.8%	42.0%	72.7%	57.6%	29.6%	15.5%	62.7%	67.3%

The table below presents the lease expiration schedule for our office portfolio as of June 30, 2017.

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,571,477	11.4%
2017(4)	91	1,226,923	8.9	$46,870,938	8.8%	$38.20	$40.39
2018(5)	168	1,271,746	9.2	52,087,654	9.7	40.96	43.09
2019(6)	155	1,828,328	13.3	79,726,096	15.0	43.61	46.10
2020	119	1,145,760	8.3	53,217,784	10.0	46.45	50.60
2021	84	1,657,100	12.0	67,412,948	12.6	40.68	45.11
2022	73	1,112,627	8.1	48,703,536	9.1	43.77	52.52
2023	27	802,683	5.8	30,531,883	5.7	38.04	44.92
2024	30	549,476	4.0	25,883,084	4.9	47.11	62.69
2025	11	654,130	4.7	32,322,998	6.1	49.41	60.23
2026	14	561,905	4.1	30,789,026	5.8	54.79	71.52
Thereafter	17	800,676	5.8	40,968,868	7.7	51.17	68.48
Building management use	25	154,351	1.1	—	—	—	—
Signed leases not commenced(7)	33	460,370	3.3	24,703,337	4.6	53.66	68.92

Total/Weighted Average(8)	847	13,797,552	100.0%	$533,218,152	100.0%	$43.61	$50.42

(1)	Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)	Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2017.
(3)	Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2017.
(4)	152,461 square feet expiring in 2017 have been re-leased pursuant to one or more new leases with respect to occupied space executed on or prior to June 30, 2017 but with commencement dates after June 30, 2017 and within the next eight quarters.
(5)	112,296 square feet expiring in 2018 have been re-leased pursuant to one or more new leases with respect to occupied space executed on or prior to June 30, 2017 but with commencement dates after June 30, 2017 and within the next eight quarters.
(6)	49,799 square feet expiring in 2019 have been re-leased pursuant to one or more new leases with respect to occupied space executed on or prior to June 30, 2017 but with commencement dates after June 30, 2017 and within the next eight quarters.
(7)	Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of June 30, 2017 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2017, divided by (ii) square footage under uncommenced leases as of June 30, 2017.
(8)	Total expiring square footage does not include 90,051 square feet of month-to-month leases.

The following tables set forth certain financial and other data for the Company and the Operating Partnership and subsidiaries.

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017	Year Ended December 31,
			2016	2015	2014	2013
	(unaudited)
Other Data
EBITDA(1)	$104,048	$220,868	$388,629	$279,532	$121,640	$92,667
Adjusted EBITDA(1)	$95,580	$196,783	$328,396	$252,046	$113,436	$80,381
FFO (excluding specified items) per share of common stock/unit, diluted(2)	$0.48	$0.96	$1.78	$1.66	$1.16	$0.99
Portfolio leasing spreads(3)	67.3%	64.7%	44.8%	47.7%	56.6%	43.5%

(1)	EBITDA represents net income before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA, as further adjusted to eliminate the impact of losses from discontinued operations, acquisition-related expenses, certain non-cash items and items that we do not consider indicative of our ongoing performance that are set forth in the reconciliation below. EBITDA and Adjusted EBITDA do not represent cash flows from operations or net income as defined by U.S. Generally Accepted Accounting Principles, or GAAP, and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. EBITDA and Adjusted EBITDA do not purport to be indicative of cash available to fund our future cash requirements, including our ability to fund capital expenditures or make payments on our indebtedness. Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to EBITDA and Adjusted EBITDA reported by other REITs. Accordingly, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014 and 2013:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017	Year Ended December 31,
			2016	2015	2014	2013
Net income (loss)	$6,954	$31,107	$43,758	$(16,082)	$23,522	$(2,594)
Interest income	(16)	(46)	(260)	(124)	(30)	(272)
Interest expense	21,695	43,625	76,044	50,667	25,932	25,470
Depreciation and amortization	75,415	146,182	269,087	245,071	72,216	70,063

EBITDA	$104,048	$220,868	$388,629	$279,532	$121,640	$92,667
(Income) loss from discontinued operations	—	—	—	—	164	(1,571)
Gain on sale of real estate	—	(16,866)	(30,389)	(30,471)	(5,538)	—
Other (income) / expense	(576)	(1,254)	(1,558)	62	(14)	(99)
Acquisition-related expenses	—	—	376	43,336	4,641	1,446
Unrealized loss on ineffective portion of derivative instruments	51	45	1,436	—	—	—
Straight-line rent, net	(8,368)	(5,621)	(28,056)	(28,984)	(13,362)	(10,383)
Amortization of above market and below market leases, net	(4,673)	(10,405)	(19,734)	(22,073)	(5,635)	(6,028)
Amortization of above market and below market ground lease, net	833	1,470	2,160	1,642	248	247
Amortization of lease incentive costs	379	758	1,388	581	425	36
Other expenses	—	—	—	—	3,308	(2,388)
Non-cash compensation expense	3,886	7,788	14,144	8,421	7,559	6,454

Adjusted EBITDA	$95,580	$196,783	$328,396	$252,046	$113,436	$80,381

(2)	FFO represents net income or loss, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Further, our computation of FFO may not be comparable to FFO reported by other REITs. Accordingly, FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP

The following table reconciles net income (loss) to FFO for the three and six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014 and 2013:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017	Year Ended December 31,
			2016	2015	2014	2013
Net income (loss)	$6,954	$31,107	$43,758	$(16,082)	$23,522	$(2,594)
Adjustments:
Depreciation and amortization of real estate assets	74,939	145,233	267,245	244,182	72,003	70,063
Depreciation and amortization—discontinued operations	—	—	—	—	—	789
Gain on sale of real estate	—	(16,866)	(30,389)	(30,471)	(5,538)	—
Impairment loss	—	—	—	—	—	5,580
FFO attributable to non-controlling interests	(6,445)	(11,952)	(18,817)	(14,216)	(5,260)	(2,243)
Net income attributable to preferred stock and/or units	(159)	(318)	(636)	(12,105)	(12,785)	(12,893)

FFO to common stockholders and unitholders	$75,289	$147,204	$261,161	$171,308	$71,942	$58,702
Specified items impacting FFO:
Acquisition-related expenses	—	—	376	43,336	4,641	1,446
Consulting fee to former executive	—	—	—	—	4,109	—
Supplemental net property tax expenses (savings)	—	—	—	—	809	(797)
Lease termination revenue	—	—	—	—	(1,687)	(1,591)
Lease termination non-cash write-off	—	—	—	—	77	—

FFO (excluding specified items) to common stockholders and unitholders	$75,289	$147,204	$261,537	$214,644	$79,891	$57,760

Weighted average common stock/units outstanding—diluted	156,665	153,443	146,739	129,590	68,892	58,165
FFO per common stock/unit—diluted	$0.48	$0.96	$1.78	$1.32	$1.04	$1.01
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$0.96	$1.78	$1.66	$1.16	$0.99

(3)	Leasing spreads are calculated by dividing initial straight-line rents on new and renewal leases by straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

The following table sets forth the Company’s historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated.

	Hudson Pacific Properties, Inc.
	Six months ended June 30, 2017	Year ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.71x	1.25x		1.09x
Deficiency (in thousands)	—	—	46,100	—	15,925	19,769
Ratio of Earnings to Fixed Charges	1.71x	1.25x		1.49x
Deficiency (in thousands)	—	—	$28,661	—	$3,781	$7,625

The Company’s ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. The Company’s ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of pretax income (loss) from continuing operations before adjustment for equity investees (i.e., pretax income excluding the effects of income or loss from equity investees and discontinued operations), plus fixed charges, amortization of capitalized interest, and distributed income of equity investees, less interest capitalized and less noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Pretax income (loss) from continuing operations is computed in accordance with U.S. generally accepted accounting principles, or GAAP, and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized, interest within rental expense and preference security dividend requirements of the Operating Partnership’s series A preferred units. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pretax earnings required to pay dividends on our series B preferred stock for the periods during which it was outstanding.

The following table sets forth the Operating Partnerships’ historical ratios of earnings to fixed charges for the periods indicated.

	Hudson Pacific Properties, L.P.
	Six months ended June 30, 2017	Year ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	1.72x	1.26x		1.51x
Deficiency (in thousands)	—	—	$28,025	—	$3,032	$6,845

The Operating Partnership’s ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. For these purposes, “earnings” consist of pretax income (loss) from continuing operations before adjustment for equity investees (i.e., pretax income excluding the effects of income or loss from equity investees and discontinued operations), plus fixed charges, amortization of capitalized interest, and distributed income of equity investees, less interest capitalized and less noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Pretax income (loss) from continuing operations is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized, and interest within rental expense and. Interest income is not included in this computation.

The computation of the ratios for each of the Company and the Operating Partnership is set forth in detail in Exhibit 99.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Computation of Ratios

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Computation of Ratios

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2017

Hudson Pacific Properties, Inc.

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

Hudson Pacific Properties, L.P.

By:	Hudson Pacific Properties, Inc.
Its General Partner

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial
Officer and Treasurer